UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 6, 2026
(July 2, 2026)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.
TXNM Energy, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Public Service Company of New Mexico
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-06986
IRS Employer Identification No. - 85-0019030
____________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
TXNM Energy, Inc.	Common Stock, no par value	TXNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on May 18, 2025, TXNM Energy, Inc., a New Mexico corporation (“TXNM”), Troy ParentCo, LLC (the “Parent”), and Troy Merger Sub Inc. (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into TXNM, with TXNM surviving the Merger as a direct wholly owned subsidiary of Parent (the “Merger”). Concurrently with the execution of the Merger Agreement, TXNM and Troy TopCo LP (“Purchaser”), a Delaware limited partnership, entered into a Stock Purchase Agreement dated May 18, 2025 (the “Stock Purchase Agreement”), pursuant to which Purchaser agreed to purchase 8 million newly issued shares of TXNM’s common stock at a price of $50.00 per share, representing an aggregate investment of $400 million (the “PIPE Transaction”). The PIPE Transaction closed in June 2025 and was intended to provide equity financing to support TXNM’s operations during the period preceding consummation of the Merger. Parent, Merger Sub and Purchaser are affiliates of Blackstone Infrastructure Partners L.P.

On August 25, 2025, TXNM, Public Service Company of New Mexico (“PNM”), Parent, and certain of their affiliates (the “Merger Parties”) filed a joint merger application with the New Mexico Public Regulation Commission (the “NMPRC”) seeking approval of the Merger as contemplated by the Merger Agreement (the “Merger Application”). On February 6, 2026, a motion and brief for order was filed, directing the Merger Parties to show cause and for other relief in the pending Merger Application. The motion alleged that the PIPE Transaction violated the New Mexico Public Utility Act because the Merger Parties did not receive prior approval of the PIPE Transaction from the NMPRC. After public hearings and briefings on the Merger and PIPE Transaction, on July 2, 2026, the NMPRC issued a final order (the “Final Order”) declaring that (i) the PIPE Transaction was undertaken for the purpose of the Merger and therefore without prior NMPRC authorization in violation of New Mexico law, (ii) the PIPE Transaction is void and of no effect, (iii) the Merger Parties, within 45 days of the effective date of the Order, must file a compliance report demonstrating how the Merger Parties have effectuated the statutory consequence of the violation (i.e., all actions taken to unwind, reverse, replace, terminate, or otherwise effectuate the void status of the PIPE Transaction), including measures to ensure that New Mexico ratepayers are held harmless from all resulting costs and impacts, (iv) NMPRC Utility Staff and all parties may review the compliance filing and may respond within thirty (30) days of its filing, and (v) a penalty of $100,000 be paid by each of TXNM, Parent and Purchaser (an aggregate penalty of $300,000). Additionally, the hearing examiners stayed the procedural schedule for the Merger Application pending review of the compliance report.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K for the Company that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. The Company does not assume any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions readers not to place undue reliance on these statements. The Company’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings and the information filed on the Company’s Forms 8-K with the SEC, which factors are specifically incorporated by reference herein. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

TXNM ENERGY, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: July 6, 2026	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)